UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2011

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On August 18, 2011 ARIAD Pharmaceuticals, Inc. (“Company”) and Merck issued a joint press release announcing that the European Medicines Agency (“EMA”) has completed its administrative validation process for the regulatory application for ridaforolimus, an investigational oral mTOR inhibitor developed for the treatment of metastatic soft-tissue or bone sarcomas in patients who had a favorable response to chemotherapy. This step triggers a $25 million milestone payment from Merck to the Company.

The completion of the marketing authorization application (MAA) validation process and acceptance for review now leads to the formal scientific review process by the EMA's Committee for Medicinal Products for Human Use. In addition to the EMA filing, Merck recently submitted a new drug application (NDA) for ridaforolimus to the U.S. Food and Drug Administration (“FDA”). Within the next 60 days, the FDA will determine whether it will accept Merck's application as submitted.

A copy of the press release is being filed herewith as Exhibit 99.1 and the information contained therein is incorporated by reference into this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits

(d)   The following exhibit is filed with this report:

Exhibit Number	Description

99.1	Press Release dated August 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

Date:	August 18, 2011	By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Executive Vice President, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated August 18, 2011.

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